Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2016

FRANKLIN, Tenn., February 23, 2017 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2016. The Company reported net income for the fourth quarter of approximately $1.0 million, or $0.08 per diluted common share. Normalized funds from operations and Adjusted funds from operations for the three months ended December 31, 2016 each totaled $0.38 per diluted common share.

Highlights include:

•
During the fourth quarter of 2016, the Company acquired six properties for a total purchase price of $45.6 million, including cash consideration of $45.2 million. The six properties, located in five states, total approximately 187,098 square feet and were 98.1% leased upon acquisition with lease expirations through 2031.

•
From January 1, 2017 through February 23, 2017, the Company has acquired two real estate properties totaling approximately 48,800 square feet for a purchase price of approximately $7.9 million, including cash consideration of approximately $7.8 million. Upon acquisition, the properties were 94% leased with lease expirations through 2022.

•
The Company has nine properties under definitive purchase agreements for an aggregate expected purchase price of approximately $25.7 million as of February 23, 2017. The Company's expected return on these investments range from approximately 9.0% to 9.6%. The Company also has a property, adjacent to its corporate office, under a definitive purchase agreement for an expected purchase price of approximately $0.9 million. The Company will initially lease the property to the current tenant but intends to use the property for future expansion of its corporate office. The Company is currently performing due diligence procedures customary for these types of transactions and cannot provide any assurance as to the timing or when or whether these transactions will actually close.

•
A common stock dividend of $0.3875 per common share was declared on February 2, 2017 for the fourth quarter of 2016. This dividend is payable on March 3, 2017 to shareholders of record on February 17, 2017.

•
As announced during the first quarter of 2016, the Company's Chairman, Chief Executive Officer and President entered into a 10b5-1 plan to acquire shares of the Company’s common stock. The trading plan became effective April 4, 2016 and expired on December 31, 2016. During the fourth quarter, Mr. Wallace purchased 74,854 shares of the Company's common stock under the plan at prices ranging from $21.21 to $22.70.

About Community Healthcare Trust Incorporated

Community Healthcare Trust is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $263.5 million in 58 real estate properties, including one mortgage note, as of December 31, 2016, located in 22 states, totaling over 1.33 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	December 31, 2016	December 31, 2015

ASSETS
Real estate properties:
Land and land improvements	$29,884	$13,216
Buildings, improvements, and lease intangibles	222,755	119,716
Personal property	97	35
Total real estate properties	252,736	132,967
Less accumulated depreciation	(18,404)	(5,203)
Total real estate properties, net	234,332	127,764
Cash and cash equivalents	1,568	2,018
Mortgage note receivable, net	10,786	10,897
Other assets, net	4,843	2,124
Total assets	$251,529	$142,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Revolving credit facility	$51,000	$17,000
Accounts payable and accrued liabilities	3,541	812
Other liabilities	2,981	2,721
Total liabilities	57,522	20,533

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 12,988,482 and 7,596,940 shares issued and outstanding at December 31, 2016 and 2015, respectively	130	76
Additional paid-in capital	214,323	127,578
Cumulative net income (loss)	1,265	(1,456)
Cumulative dividends	(21,711)	(3,928)
Total stockholders’ equity	194,007	122,270
Total liabilities and stockholders' equity	$251,529	$142,803

The Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2016 AND 2015
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES
Rental income	$5,811	$3,050	$18,999	$6,364
Tenant reimbursements	1,314	1,202	4,564	1,964
Mortgage interest	267	304	1,634	304
	7,392	4,556	25,197	8,632

EXPENSES
Property operating	1,504	1,123	4,744	2,012
General and administrative	856	646	3,228	2,472
Depreciation and amortization	3,558	2,416	13,201	5,204
Bad debts	52	71	155	71
	5,970	4,256	21,328	9,759
OTHER INCOME (EXPENSE)
Interest expense	(391)	(183)	(1,178)	(364)
Interest and other income, net	2	4	30	35
	(389)	(179)	(1,148)	(329)
NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$1,033	$121	$2,721	$(1,456)

NET INCOME (LOSS) PER COMMON SHARE:
Net income (loss) per common share – Basic	$0.08	$0.02	$0.24	$(0.31)
Net income (loss) per common share – Diluted	$0.08	$0.02	$0.24	$(0.31)
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	12,686,183	7,511,183	11,238,437	4,726,925
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	12,759,089	7,511,815	11,319,505	4,726,925

The Consolidated Statements of Comprehensive Income (Loss) do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2016	2015
Net income	$1,033	$121
Real estate depreciation and amortization	3,554	2,415
Total adjustments	3,554	2,415
Funds From Operations	$4,587	$2,536
Transaction costs	200	243
Normalized Funds From Operations	$4,787	$2,779
Straight line rent	(201)	(69)
Deferred compensation	221	70
AFFO	$4,807	$2,780
Funds from Operations per Common Share-Diluted	$0.36	$0.34
Normalized Funds From Operations Per Common Share-Diluted	$0.38	$0.37
AFFO Per Common Share-Diluted	$0.38	$0.37
Weighted Average Common Shares Outstanding-Diluted	12,759,089	7,511,815

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairments of real estate, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to the initial public offering and closing costs of properties acquired and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated